Exhibit 10.4

Execution Copy

Andina Acquisition Corp. III
250 West 57th Street, Suite 415
New York, NY 10107

January 28, 2021

Insider: [Insider name]	Stryve Foods Holdings LLC 5801 Tennyson Parkway, Suite 275 Plano, X 75024 Attn: Mr. Joe Oblas

Re:	Insider Forfeiture Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Business Combination Agreement, dated on or about the date hereof (as amended, the “Business Combination Agreement”), by and among Andina Acquisition Corp. III, a Cayman Islands exempted company (together with its successors, the “Purchaser”), Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser, B. Luke Weil, in the capacity as the Purchaser Representative thereunder, Stryve Foods Holdings LLC, a Texas limited liability company (the “Seller”), Stryve Foods LLC, a Texas limited liability company and a wholly-owned subsidiary of the Seller, and R. Alex Hawkins, in the capacity as the Seller Representative thereunder. Any capitalized terms used but not defined in this letter agreement (this “Agreement”) will have the meanings ascribed thereto in the Business Combination Agreement.

In connection with the Business Combination Agreement, the undersigned (the “Insider”), has agreed to enter into this Agreement with the Purchaser and the Seller relating to the Insider’s portion of (i) the 2,700,000 Purchaser Ordinary Shares which were originally issued to B. Luke Weil as “insider shares” (as described in the IPO Prospectus) prior to the Purchaser’s initial public offering (together with any shares of Purchaser Common Stock issued in exchange for such shares in the Conversion, the “Insider Shares”), and which were subsequently transferred to the Insider and Other Insiders (as defined below), (ii) the 395,000 Purchaser Private Rights that are a component part of the Purchaser Private Units (as modified in connection with the Conversion in accordance with the Business Combination Agreement, the “Private Rights”) and (iii) the 395,000 Purchaser Private Warrants that are a component part of the Purchaser Private Units (as modified in connection with the Conversion in accordance with the Business Combination Agreement, the “Private Warrants”). The other holders of Inside Shares, Private Rights and Private Warrants (the “Other Insiders”) are also entering into agreements on or about the date hereof that are substantially identical to this Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Insider, the Purchaser and the Seller hereby agree as follows:

1.	The Insider hereby represents and warrants to the Purchaser and the Seller that as of the date of this Agreement, the Insider owns the Insider Shares, Private Rights and Private Warrants set forth next to the Insider’s name on Exhibit A hereto.

2.	The Insider hereby agrees that, conditioned upon and subject to the Closing, the Insider will forfeit and cancel at the Closing a number of Insider Shares equal to (i) fifty percent (50%) of the Insider Shares held by the Insider as of the date hereof, minus (ii) the number of Insider Shares, if any, approved by the Seller in writing for transfer (such approval not to be unreasonably withheld, delayed or conditioned), and actually transferred, by the Insider to other Persons in support of the Transactions. In the event that the Insider would be required by this Section 2 to forfeit a fractional Insider Share, the number of Insider Shares to be forfeited shall be rounded down to the nearest whole share.

3.	The Insider hereby agrees that, conditioned upon and subject to the Closing, the Insider will forfeit and cancel at the Closing a number of Private Rights equal to (i) fifty percent (50%) of the Private Rights held by the Insider as of the date hereof, minus (ii) the number of Private Rights, if any, approved by the Seller in writing for transfer (such approval not to be unreasonably withheld, delayed or conditioned), and actually transferred, by the Insider to other Persons in support of the Transactions. In the event that the Insider would be required by this Section 2 to forfeit a fractional Private Right, the number of Private Rights to be forfeited shall be rounded down to the nearest whole right.

4.	The Insider hereby agrees that, conditioned upon and subject to the Closing, the Insider will forfeit and cancel at the Closing a number of Private Warrants equal to (i) fifty percent (50%) of the Private Warrants held by the Insider as of the date hereof, minus (ii) the number of Private Warrants, if any, approved by the Seller in writing for transfer (such approval not to be unreasonably withheld, delayed or conditioned), and actually transferred, by the Insider to other Persons in support of the Transactions. In the event that the Insider would be required by this Section 2 to forfeit a fractional Private Warrant, the number of Private Warrants to be forfeited shall be rounded down to the nearest whole warrant.

5.	At or prior to the Closing, with the prior written approval of the Seller (not to be unreasonably withheld, delayed or conditioned), the Insider may transfer any Insider Shares, Private Rights and/or Private Warrants to other Persons in support of the Transactions, and such transfers shall reduce the number of Insider Shares, Private Rights and/or Private Warrants, as applicable, to be forfeited under this Agreement on a one-for-one basis. Any such transferred Insider Shares, Private Rights and/or Private Warrants shall not be subject to the terms and conditions of this Agreement; provided, that for the avoidance of doubt, any transferred Insider Shares shall continue to be subject to the terms and conditions of the Insider Letter Agreement, dated as of January 28, 2019, by and among the Purchaser, the Insider and the Other Insiders that was entered into in connection with the IPO (as it may be amended, the “Insider Letter”) and the Share Escrow Agreement, dated as of January 28, 2019, by and among the Purchaser, the Insider, the Other Insiders and Continental Stock Transfer & Trust Company, as escrow agent thereunder (“Escrow Agent”) (as amended by the Share Escrow Amendment in accordance with Section 6 below, and as it may further be amended, the “Share Escrow Agreement”), and any transferred Private Rights and the Private Warrants shall continue to be subject to the applicable subscription agreement for the Purchaser Private Units (the “Subscription Agreement”). For the avoidance of doubt, the Insider may, without being required to obtain the consent of the Seller, transfer in one or more transactions up to fifty percent (50%) of the aggregate Insider Shares, Private Rights and/or Private Warrants held by the Insider as of the date hereof in accordance with the terms and conditions of, as applicable, the Insider Letter, the Escrow Agreement and the Subscription Agreements, but if such transfers are made without the consent of the Seller (not to be unreasonably withheld, delayed or conditioned), such transfers will not reduce the number of Insider Shares, Private Rights and/or Private Warrants to be forfeited by the Insider hereunder.

6.	Simultaneously with the execution and delivery of this Agreement, the Insider will enter into an Amendment to Share Escrow Agreement with the Other Insiders and the Escrow Agreement in substantially the form attached as Exhibit B hereto (the “Share Escrow Amendment”).

7.	This Agreement (including the Business Combination Agreement, to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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8.	Subject to Section 4 above, no party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 8 shall be null and void ab initio and of no force or effect. This Agreement shall be binding on the undersigned parties and their respective successors and permitted assigns.

9.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in Section 10.2 of the Business Combination Agreement. Notices to the Insider shall be sent to the address of the Insider as set forth below its name on the signature page hereto (or such other address as shall be specified in a notice given in accordance with this Section 9 and Section 10.2 of the Business Combination Agreement), with a copy to the Purchaser Representative (and Persons entitled to receive copies of notices to the Purchaser Representative) at the address set forth in the Business Combination Agreement.

10.	This Agreement shall be construed, interpreted and enforced in a manner consistent with the provisions of the Business Combination Agreement. The provisions set forth in Sections 10..4 through 10.10, 10.12, 10.13 and 10.16(a) of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement, and the references therein to the “Parties” were instead to the parties to this Agreement.

11.	This Agreement shall terminate at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Left Blank; Signature Page Follows}

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Please indicate your agreement to the foregoing by signing in the space provided below.

Andina Acquisition Corp. III

By:
Name:
Title:

Accepted and agreed, effective as of the date first set forth above:

The Seller:

Stryve Foods Holdings LLC

By:
Name:
Title:

The Insider:

Name of Insider:

By:
Name of Signatory:
Title of Signatory:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Insider Forfeiture Agreement}

Exhibit A
Insider Ownership

Insider	Insider Shares	Private Rights	Private Warrants
[Insider Name]
TOTAL FOR ALL INSIDERS	2,700,000	395,000	395,000